Exhibit 99.1

Investor Contact:	Media Contact:
Dan Mathewes	Lauren George
407-613-8348	407-613-8431
Dan.Mathewes@hgv.com	Lauren.George@hgv.com

FOR IMMEDIATE RELEASE

Hilton Grand Vacations reports second-quarter 2019 results

ORLANDO, Fla. (Aug. 1, 2019) – Hilton Grand Vacations Inc. (NYSE:HGV) (“HGV” or “the Company”) today reports its second-quarter 2019 results. Highlights include:

KEY HIGHLIGHTS

Second-Quarter 2019 Results1

•	Total revenues for the second quarter were $454 million compared to $563 million for the same period in 2018.
•	Affected by a deferral of $34 million in the current period and a recognition of $91 million in the same period in 2018.
•	Net income for the second quarter was $39 million compared to $107 million for the same period in 2018.
•	Affected by a net deferral of $18 million in the current period and a net recognition of $60 million in the same period in 2018.
•	Diluted EPS for the second quarter was $0.43 compared to $1.10 for the same period in 2018.
•	Affected by a net deferral of $18 million or $0.20 per share in the current period and a net recognition of $60 million or $0.61 per share in the same period in 2018.
•	Adjusted EBITDA for the second quarter was $90 million compared to $175 million for the same period in 2018.
•	Affected by a net deferral of $18 million in the current period and a net recognition of $60 million in the same period in 2018.
•	Tours were up 7.9% compared to the same period in 2018.
•	Contract sales in the second quarter were $363 million, an increase of 1.7% from the same period in 2018.
•	Net Owner Growth (NOG) for the 12 months ended June 30, 2019, was 6.1%.
•	Repurchased 5.9 million shares in the second quarter for $174 million.

“While we saw strong tour flow during the quarter, we continued to face pressure on our VPG from limited inventory availability in key markets. As a result, we are revising our full-year guidance to better align with current forecasts – a decision we do not take lightly,” says Mark Wang, president and CEO of Hilton Grand Vacations. “Above all, we remain committed to our goals of driving Net Owner Growth and maximizing customer engagement. We saw growth in transactions from both new and existing Owners – driving 6% NOG growth. Our owner engagement remains high, with Owner arrivals up 8% year-to-date. We are moving with a sense of urgency to return to growth, and remain focused on our long-term objective of growing NOG and embedding future value into the business.”

[1]

Our current year results, prior year results and outlook include impacts related to deferrals of revenues and direct expenses related to the Sales of VOIs under construction that are recognized when construction is complete.  These impacts are reflected in the sub-bullets.

Outlook1

•	Net income is now projected to be between $182 million and $197 million, reflecting lower anticipated contract sales for the second half of the year.
•	Affected by a net deferral of $36 million.
•	Diluted EPS is now projected to be between $2.04 and $2.21.
•	Affected by a net deferral of $36 million or $0.40 per share.
•	Adjusted EBITDA is projected to be between $379 million and $399 million, reflecting lower contract sales.
•	Affected by a net deferral of $36 million.
•

Full-year 2019 contract sales are expected to be flat to down 3% due to softer than anticipated contract sales growth in the second quarter and flat to down contract sales in the second half of the year due to available inventory challenges, which is expected to continue into the second half of the year.

•	Adjusted free cash flow is projected to be between $50 and $110 million.
•	The revised 2019 outlook does not reflect any additional share repurchases.

Overview

For the quarter ended June 30, 2019, diluted EPS was $0.43 compared to $1.10 for the quarter ended June 30, 2018. Net income and Adjusted EBITDA were $39 million and $90 million, respectively, for the quarter ended June 30, 2019, compared to $107 million and $175 million, respectively, for the quarter ended June 30, 2018. Total revenues for the quarter ended June 30, 2019, were $454 million compared to $563 million for the quarter ended June 30, 2018.

Net income and Adjusted EBITDA for the quarter ended June 30, 2019, do not include $18 million of revenues net of expenses relating to sales made at The Central at 5th by Hilton Club project that occurred during the quarter that were deferred because the project was under construction. The company expects to recognize these revenues and related expenses in the second quarter of 2020 when it expects to complete this project.

Net income and Adjusted EBITDA for the quarter ended June 30, 2018, include the recognition of $60 million of revenues net of expenses relating to sales made at The Residences by Hilton Club project that occurred in prior periods while the project was under construction, partially offset by ongoing deferrals at the Ocean Tower by Hilton Grand Vacation Club project, which was still under construction during the period.  The revenues net of related expenses for the Ocean Tower project were subsequently recognized in the fourth quarter of 2018.

Segment Highlights – Second quarter 2019

Real Estate Sales and Financing

For the quarter ended June 30, 2019, Real Estate Sales and Financing segment revenues were $308 million, a decrease of 29.2% compared to the quarter ended June 30, 2018. Real Estate Sales and Financing segment Adjusted EBITDA and Adjusted EBITDA margin was $69 million and 22.4%, respectively, for the quarter ended June 30, 2019, compared to $163 million and 37.5%, respectively, for the quarter ended June 30, 2018. Real Estate Sales and Financing results in second quarter 2019 declined compared to the prior-year period as the prior-year quarter was affected by favorable construction-related recognitions while the current-year quarter was affected by unfavorable construction-related deferrals and modest contract sales growth.

Real Estate Sales and Financing segment Adjusted EBITDA reflect the $18 million of net deferrals related to The Central at 5th project for the quarter ended June 30, 2019, and $60 million of net recognitions related to The Residences and Ocean Tower projects for the quarter ended June 30, 2018, as previously discussed.

Contract sales for the quarter ended June 30, 2019, increased 1.7% to $363 million compared to the quarter ended June 30, 2018. For the quarter ended June 30, 2019, tours increased 7.9% and VPG decreased 5.7% compared to the quarter ended June 30, 2018. For the quarter ended June 30, 2019, fee-for-service contract sales represented 51% of contract sales compared to 54.1% for the quarter ended June 30, 2018.

The modest growth in contract sales in second quarter 2019 reflects comparisons against the strong launch of phase I of the Ocean Tower project, which produced a period of elevated VPGs in 2018 driven by strong conversion rates and average transaction prices.

While tour growth remains strong, VPG levels and contract sales subsequent to the effective sell-out of Ocean Tower phase I have continued to fall short of the Company’s internal expectations, leading to the Company’s reduced full-year guidance.

Financing revenues were $43 million for the quarter ended June 30, 2019, an increase of 10.3% compared to the quarter ended June 30, 2018. This reflects a 5.9% increase in interest income, which was driven by a 3.3% increase in the net timeshare financing receivables portfolio and a 16 bps increase in the weighted average interest rate the Company receives on the portfolio. It also reflects a $2 million increase in other financing revenue related to growth in servicing revenues related to the Company’s third-party loan portfolios.

For the six months ending June 30, 2019, 65.6% of HGV’s sales were to customers who financed part of their purchase, compared to 65.1% for the six months ended June 30, 2018.

As of June 30, 2019, gross timeshare financing receivables were $1.3 billion with a weighted average interest rate of 12.36% and a weighted average remaining term of 7.7 years. As of June 30, 2019, 93.1% of HGV’s financing receivables were current, compared to 93.6% as of June 30, 2018.

Resort Operations and Club Management

For the three months ended June 30, 2019, Resort Operations and Club Management segment revenues were $114 million, an increase of 16.3% compared to the three months ended June 30, 2018. Resort Operations and Club Management segment Adjusted EBITDA and Adjusted EBITDA margin was $66 million and 57.9%, respectively, for the three months ended June 30, 2019, compared to $58 million and 59.2%, respectively, for the three months ended June 30, 2018. Compared to the prior-year period, Resort Operations and Club Management results in the second quarter of 2019 benefitted from the additional club dues and transaction fees from the more than 18,000 net new members added over the previous 12-month period.

Inventory

The estimated contract sales value of HGV’s total pipeline is approximately $10 billion at current pricing, which represents approximately 7.2 years of sales at the current trailing 12-month sales pace.

The total pipeline includes approximately 1.5 years of sales relating to inventory that is currently available for sale at open or soon-to-open projects. The remaining 5.7 years of sales is inventory at new or existing projects that will become available for sale in the future upon registration, delivery or construction.

Owned inventory represents 75% of HGV’s total pipeline. Approximately 15% of the owned inventory pipeline is currently available for sale.

Fee-for-service inventory represents 25% of HGV’s total pipeline. Approximately 38% of the fee-for-service inventory pipeline is currently available for sale.

With 31% of the pipeline consisting of just-in-time inventory and 25% consisting of fee-for-service inventory, capital-efficient inventory represents 56% of HGV’s total pipeline.

Balance Sheet and Liquidity

Total cash and cash equivalents was $187 million as of June 30, 2019, including $67 million of restricted cash.

As of June 30, 2019, HGV had $937 million of corporate debt, net outstanding with a weighted average interest rate of 4.67% and $696 million of non-recourse debt, net outstanding with a weighted average interest rate of 3.13%.

As of June 30, 2019, the company’s liquidity position consisted of $120 million of unrestricted cash and available capacity of $374 million on the revolving credit facility and $315 million on the warehouse facility.

Free cash flow was $44 million for the six months ended June 30, 2019, compared to ($163) million in the prior period. Adjusted free cash flow was ($20) million for the six months ended June 30, 2019, compared to ($143) million in the prior period.

Share Repurchase and Subsequent Events

On Nov. 28, 2018, the Company announced that its board of directors approved a $200 million share repurchase program. Under the program, repurchases may be carried out through open-market purchases, block trades or other transactions subject to customary restrictions through November 2019. In April 2019, the company substantially reached its $200 million capacity under the initial authorization. On May 1, 2019, the Company announced that the board of directors approved an additional $200 million of share repurchases.

During the second quarter, the Company repurchased 5.9 million shares for $174 million at an average price of $29.74.  Approximately $57 million remains available under the current repurchase authorization. Since the launch of the share repurchase program approved in November 2018, the company has repurchased 11.4 million shares for $343 million at an average price of $30.07. This represents approximately 11.8% of the company’s shares outstanding at the time of the initial announcement.

Total Construction Deferrals and/or Recognitions Included in Results Reported Under Accounting Standards Codification Topic 606 (“ASC 606”)

The Company’s Adjusted EBITDA as reported under ASC 606 includes construction-related recognitions and deferrals of revenues and related expenses as detailed in Table T-1. Under ASC 606, the Company defers revenues and related expenses pertaining to sales at projects that occur during periods when that project is under construction until the period when construction is completed.

HGV deferred revenues and expense related to sales made at Ocean Tower for the first three quarters of 2018 and recognized them in the fourth quarter of 2018 when construction was complete. Likewise, HGV deferred revenues and expense related to sales made at The Residences in the second quarter of 2018 and recognized them in the second quarter of 2018 when construction was complete. These deferrals and recognitions of sales made in 2018 offset and there was no net financial impact in 2018.

The $79 million net recognition impact for 2018 relates to the recognition of revenues and expenses related to sales made at The Residences prior to 2018 that were recognized in the second quarter of 2018 when construction was complete. A portion of these pre-2018 sales had been partially recognized in prior periods under the previous accounting guidance, but as part of the adoption of ASC 606 on Jan. 1, 2018, those recognitions were reversed with a cumulative adjustment to retained earnings.

Total Construction Recognitions (Deferrals)

	2018
	First	Second	Third	Fourth	Full
	Quarter	Quarter	Quarter	Quarter	Year
Net income	$30	$107	$41	$120	$298
Interest expense	7	8	7	8	30
Income tax expense	10	39	15	41	105
Depreciation and amortization	8	8	9	11	36
Interest expense and depreciation and amortization included in equity in earnings (losses) from unconsolidated affiliates	1	1	1	1	4
EBITDA	56	163	73	181	473
Other (gain) loss, net	1	(1)	1	—	1
Share-based compensation expense	3	5	5	3	16
Other adjustment items	2	8	1	2	13
Adjusted EBITDA	$62	$175	$80	$186	$503

NET CONSTRUCTION DEFERRAL ACTIVITY
Sales of VOIs, net	$(66)	$91	$(45)	$153	$133
Cost of VOI sales	(21)	20	(13)	50	36
Sales, marketing, general and administrative expense	(8)	11	(7)	22	18
Net construction recognitions (deferrals)	$(37)	$60	$(25)	$81	$79

	2019
	First	Second	Third	Fourth	Full
	Quarter	Quarter	Quarter	Quarter	Year
Net income	$55	$39	$—	$—	$94
Interest expense	10	11	—	—	21
Income tax expense	20	15	—	—	35
Depreciation and amortization	10	13	—	—	23
Interest expense and depreciation and amortization included in equity in earnings (losses) from unconsolidated affiliates	1	1	—	—	2
EBITDA	96	79	—	—	175
Other loss, net	1	1	—	—	2
Share-based compensation expense	5	7	—	—	12
Other adjustment items	—	3	—	—	3
Adjusted EBITDA	$102	$90	$—	$—	$192

NET CONSTRUCTION DEFERRAL ACTIVITY
Sales of VOIs, net	$—	$(34)	$—	$—	$(34)
Cost of VOI sales(1)	—	(11)	—	—	(11)
Sales, marketing, general and administrative expense	—	(5)	—	—	(5)
Net construction (deferrals) recognitions	$—	$(18)	$—	$—	$(18)

(1)	Anticipated Costs of VOI sales of VOIs under construction that will be acquired under a just-in-time arrangement once construction is complete.

Conference Call

Hilton Grand Vacations will host a conference call on Aug. 1, 2019, at 11 a.m. (EDT) to discuss second-quarter results. Participants may listen to the live webcast by logging onto the Hilton Grand Vacations’ Investor Relations website at http://investors.hgv.com/events-and-presentations. A replay and transcript of the webcast will be available on HGV’s Investor Relations website within 24 hours after the live event.

Alternatively, participants may listen to the live call by dialing 1-888-312-3049 in the U.S. or +1-323-794-2112 internationally. Please use conference ID# 2144602. Participants are encouraged to dial into the call or link to the webcast at least 20 minutes prior to the scheduled start time. In the event of audio difficulties during the call on the toll-free number, participants are advised that accessing the call using the +1-323-794-2112 dial-in number may bypass the source of the audio difficulties.

A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-888-203-1112 in the U.S. or +1-719-457-0820 internationally and use conference ID# 2114602.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements convey management's expectations as to the future of HGV, and are based on management’s beliefs, assumptions, and such plans, estimates, projections and other information as is available to management at the time HGV makes the statements.  Forward-looking statements may be identified by terminology such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “would,” “could,” "plans," "goal," "future," "outlook," "guidance," "target," "projection," "estimate," or similar expressions; however, not all forward-looking statements include these identifying words.  The forward-looking statements contained in this press release include statements related to HGV’s revenues, earnings, taxes, cash flow and related financial and operating measures, and expectations with respect to future operating, financial and business performance, and other anticipated future events and expectations that are not historical facts.

HGV cautions you that its forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of HGV to be materially different from the future results, business performance or achievements expressed or implied by its forward-looking statements.  HGV’s forward-looking statements are not guarantees of future performance and you should not place undue reliance on such statements in this in this press release.  Factors that could cause HGV’s actual results to differ materially from those contemplated by its forward-looking statements include, but are not limited to, risks associated with: (1) general volatility in the economy and/or the financial and credit markets; (2) HGV’s credit facilities and indenture, including interest rates, restrictive covenants, the ability to make scheduled payments, and the ability to refinance our debt on acceptable terms; (3) changes in tax rates, exposure to additional tax liabilities, and differences between the actual impact of recently enacted corporate tax reform and HGV’s current expectations; (4) the economic environment for and trends in the hospitality industry, which may impact the vacationing and purchasing decisions of consumers; (5) the inherent business, financial and operating risks, and the intense competition associated with the  vacation ownership business in particular, including the company’s ability successfully market and sell VOIs, the risks associated with its development and other activities to source inventory for VOI sales, significant increases in defaults on our vacation ownership mortgage receivables, and the ability of managed homeowner associations to collect sufficient maintenance fees; (6) actions of HGV or the occurrence of other events that could cause a breach under or termination of the company’s license agreement with Hilton Worldwide that could affect or terminate our access to the Hilton brands and programs, or actions of Hilton Worldwide that affect the reputation of the licensed marks or Hilton’s programs; (7) HGV’s joint ventures and strategic alliances that may not result in expected benefits, including terminations of its fee-for-service arrangements; (8) economic and operational uncertainties related to the company’s increasing global operations, including its ability manage the outcome and timing of such activities, its compliance with anti-corruption, data privacy and other international laws and regulations, and the effects of foreign currency exchange; (9) the company’s use of social media platforms, cybersecurity vulnerabilities, and information technology system failures resulting in disclosure of personal data, company data loss, system outages or disruptions of online services, which could lead to increased costs, liability claims, harm to user engagement, and harm to HGV’s reputation or competitive position; (10) the impact of claims against the company that could result in adverse outcomes, including legal, business or regulatory issues or litigation; (11) the continued service of HGV’s key executives and employees; and (12) catastrophic events or geo-political conditions including war, terrorist activity, political strife or natural disasters that may disrupt HGV’s operations in key vacation destinations. The above list of factors is not a comprehensive list of factors that could impact the future of HGV. Any one or more of the foregoing or other factors not identified above could adversely impact HGV’s future operations, revenue, operating margins, financial results and/or financial condition.

For additional information regarding factors that could cause HGV’s actual results to differ materially from those contemplated in the forward-looking statements in this press release, please see the risk factors and other factors discussed in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recent Annual Report on Form 10-K, each of our Quarterly Reports on Form 10-Q filed subsequent to such Form 10-K, and those described from time to time in our other filings.  There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business.  All information in this press release is as of the date of the release unless otherwise indicated. Except for HGV’s ongoing obligations to disclose material information under the federal securities laws, HGV undertakes no obligation to release publicly any revisions to any forward-looking statement or information to conform to actual results, whether as a result of new information, future developments, or changes in the company’s expectations, or otherwise.

Non-GAAP Financial Measures

The Company refers to certain non-GAAP financial measures in this press release, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margins, free cash flow and adjusted free cash flow. Please see the tables in this press release and “Definitions” for additional information and reconciliations of such non-GAAP financial measures.

About Hilton Grand Vacations Inc.

Hilton Grand Vacations Inc. (NYSE:HGV) is recognized as a leading global timeshare company. With headquarters in Orlando, Florida, Hilton Grand Vacations develops, markets and operates a system of brand-name, high-quality vacation ownership resorts in select vacation destinations. The Company also manages and operates two innovative club membership programs: Hilton Grand Vacations Club® and The Hilton Club®, providing exclusive exchange, leisure travel and reservation services for more than 316,000 club members. For more information, visit www.hgv.com and www.hiltongrandvacations.com.

HILTON GRAND VACATIONS INC.

DEFINITIONS

EBITDA and Adjusted EBITDA

EBITDA, presented herein, is a financial measure that is not recognized under U.S. GAAP that reflects net income (loss), before interest expense (excluding non-recourse debt), a provision for income taxes and depreciation and amortization.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) asset dispositions; (ii) foreign currency transactions; (iii) debt restructurings/retirements; (iv) non-cash impairment losses; (v) reorganization costs, including severance and relocation costs; (vi) share-based and certain other compensation expenses; (vii) costs related to the spin-off; and (viii) other items.

EBITDA and Adjusted EBITDA are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

HGV believes that EBITDA and Adjusted EBITDA provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) EBITDA and Adjusted EBITDA are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions; and (ii) EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing our results as reported under U.S. GAAP. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•

EBITDA and Adjusted EBITDA do not reflect our interest expense (excluding interest expense on non-recourse debt), or the cash requirements necessary to service interest or principal payments on our indebtedness;

•	EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;
•	EBITDA and Adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•	EBITDA and Adjusted EBITDA do not reflect the effect on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
•	EBITDA and Adjusted EBITDA do not reflect any cash requirements for future replacements of assets that are being depreciated and amortized;
•	EBITDA and Adjusted EBITDA may be calculated differently from other companies in our industry limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

Real Estate Metrics

Contract sales represents the total amount of VOI products under purchase agreements signed during the period where HGV has received a down payment of at least 10 percent of the contract price. Contract sales is not a recognized term under U.S. GAAP and should not be considered in isolation or as an alternative to Sales of VOIs, net or any other comparable operating measure derived in accordance with U.S. GAAP. Contract sales differ from revenues from the Sales of VOIs, net that HGV reports in its consolidated statements of operations due to the requirements for revenue recognition as described in Note 2: Basis of Presentation and Summary of Significant Accounting Policies in the Company’s audited consolidated financial statements, as well as adjustments for incentives and other administrative fee revenues. HGV considers contract sales to be an important operating measure because it reflects the pace of sales in HGV’s business.

Developed Inventory refers to VOI inventory source from projects the Company develops.

Fee-for-Service Inventory refers to VOI inventory HGV sells and manages on behalf of third-party developers.

Just-in-Time Inventory refers to VOI inventory primarily sourced in transactions that are designed to closely correlate the timing of the acquisition with HGV’s sale of that inventory to purchasers.

NOG or Net Owner Growth represents the year-over-year change in membership.

Real estate margin represents sales revenue less the cost of VOI sales and sales and marketing costs, net of marketing revenue. Real estate margin percentage is calculated by dividing real estate margin by sales revenue. HGV considers this to be an important operating measure because it measures the efficiency of the Company’s sales and marketing spending and management of inventory costs.

Sales revenue represents sale of VOIs, net and commissions and brand fees earned from the sale of fee-for-service intervals.

Tour flow represents the number of sales presentations given at HGV’s sales centers during the period.

Volume per guest (“VPG”) represents the sales attributable to tours at HGV’s sales locations and is calculated by dividing Contract sales, excluding telesales, by tour flow. The Company considers VPG to be an important operating measure because it measures the effectiveness of HGV’s sales process, combining the average transaction price with closing rate.

Free cash flow represents cash from operating activities less non-inventory capital spending.

Adjusted free cash flow represents free cash flow less non-recourse debt activities, net.

Resort and Club Management and Rental Metrics

Transient rate represents the total rental room revenue for transient guests divided by total number of transient room nights sold in a given period and excludes room rentals associated with marketing programs, owner usage and the redemption of Club Bonus Points.

HILTON GRAND VACATIONS INC.

FINANCIAL TABLES

CONSOLIDATED BALANCE SHEETS	T-2
CONSOLIDATED STATEMENTS OF OPERATIONS	T-3
CONSOLIDATED STATEMENTS OF CASH FLOWS	T-4
FREE CASH FLOWS RECONCILIATION	T-5
SEGMENT REVENUE RECONCILIATION	T-6
SEGMENT EBITDA AND ADJUSTED EBITDA TO NET INCOME	T-7
REAL ESTATE SALES MARGIN DETAIL SCHEDULE	T-8
FINANCING MARGIN DETAIL SCHEDULE	T-9
RESORT AND CLUB MARGIN DETAIL SCHEDULE	T-10
RENTAL AND ANCILLARY MARGIN DETAIL SCHEDULE	T-11
REAL ESTATE SALES AND FINANCING SEGMENT ADJUSTED EBITDA	T-12
RESORT AND CLUB MANAGEMENT SEGMENT ADJUSTED EBITDA	T-13
FORWARD-YEAR ADJUSTED EBITDA RECONCILIATION	T-14
FORWARD-YEAR NET CONSTRUCTION (DEFERRALS) RECOGNITIONS	T-15

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share data)

	June 30,	December 31,
	2019	2018
	(unaudited)
ASSETS
Cash and cash equivalents	$120	$108
Restricted cash	67	72
Accounts receivable, net	156	153
Timeshare financing receivables, net	1,125	1,120
Inventory	536	527
Property and equipment, net	673	559
Operating lease right-of-use assets, net	63	—
Investments in unconsolidated affiliates	43	38
Intangible assets, net	84	81
Other assets	122	95
TOTAL ASSETS	$2,989	$2,753
LIABILITIES AND EQUITY
Liabilities:
Accounts payable, accrued expenses and other	$312	$324
Advanced deposits	108	101
Debt, net	937	604
Non-recourse debt, net	696	759
Operating lease liabilities	76	—
Deferred revenues	163	95
Deferred income tax liabilities	247	254
Total liabilities	2,539	2,137
Equity:
Preferred stock, $0.01 par value; 300,000,000 authorized shares, none issued or outstanding as of June 30, 2019 and December 31, 2018	—	—
Common stock, $0.01 par value; 3,000,000,000 authorized shares, 85,910,022 issued and outstanding as of June 30, 2019 and 94,558,086 issued and outstanding as of December 31, 2018	1	1
Additional paid-in capital	169	174
Accumulated retained earnings	280	441
Total equity	450	616
TOTAL LIABILITIES AND EQUITY	$2,989	$2,753

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues
Sales of VOIs, net	$120	$250	$245	$328
Sales, marketing, brand and other fees	145	146	286	271
Financing	43	39	84	77
Resort and club management	43	37	85	76
Rental and ancillary services	60	53	119	104
Cost reimbursements	43	38	85	74
Total revenues	454	563	904	930
Expenses
Cost of VOI sales	32	61	68	80
Sales and marketing	186	193	356	354
Financing	12	12	25	23
Resort and club management	12	11	23	22
Rental and ancillary services	37	30	72	58
General and administrative	29	30	54	53
Depreciation and amortization	13	8	23	16
License fee expense	26	25	49	48
Cost reimbursements	43	38	85	74
Total operating expenses	390	408	755	728
Interest expense	(11)	(8)	(21)	(15)
Equity in earnings (losses) from unconsolidated affiliates	2	(2)	3	(1)
Other (loss) gain, net	(1)	1	(2)	—
Income before income taxes	54	146	129	186
Income tax expense	(15)	(39)	(35)	(49)
Net income	$39	$107	$94	$137
Earnings per share:
Basic	$0.43	$1.10	$1.02	$1.40
Diluted	$0.43	$1.10	$1.01	$1.39

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Operating Activities
Net income	$39	$107	$94	$137
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	13	8	23	16
Amortization of deferred financing costs and other	3	2	5	3
Provision for financing receivables losses	24	18	38	30
Other loss (gain), net	1	(1)	2	—
Share-based compensation	7	5	12	8
Deferred income tax (benefit) expense	(14)	2	(9)	(6)
Equity in (earnings) losses from unconsolidated affiliates	(2)	2	(3)	1
Distributions received from unconsolidated affiliates	—	1	—	2
Net changes in assets and liabilities:
Accounts receivable, net	(10)	(21)	(3)	(26)
Timeshare financing receivables, net	(37)	(33)	(42)	(48)
Inventory	(8)	30	(11)	11
Purchases and development of real estate for future conversion to inventory	(17)	(176)	(80)	(176)
Other assets	3	(7)	(26)	(58)
Accounts payable, accrued expenses and other	28	—	(3)	(42)
Advanced deposits	2	3	7	8
Deferred revenues	27	(101)	68	4
Other	(1)	2	—	2
Net cash provided by (used in) operating activities	58	(159)	72	(134)
Investing Activities
Capital expenditures for property and equipment	(11)	(6)	(17)	(20)
Software capitalization costs	(7)	(5)	(11)	(9)
Return of investment from unconsolidated affiliates	—	2	—	11
Investments in unconsolidated affiliates	(2)	—	(2)	(5)
Net cash used in investing activities	(20)	(9)	(30)	(23)
Financing Activities
Issuance of debt	215	160	410	160
Issuance of non-recourse debt	15	100	15	100
Repayment of debt	(82)	(2)	(105)	(5)
Repayment of non-recourse debt	(39)	(41)	(79)	(80)
Debt issuance costs	(2)	—	(2)	(2)
Repurchase and retirement of common stock	(179)	—	(271)	(112)
Payment of withholding taxes on vesting of restricted stock units	(1)	—	(3)	(1)
Proceeds from employee stock plan purchases	2	—	2	—
Capital contribution	—	—	—	3
Other financing activity	(2)	—	(2)	—
Net cash (used in) provided by financing activities	(73)	217	(35)	63
Net (decrease) increase in cash, cash equivalents and restricted cash	(35)	49	7	(94)
Cash, cash equivalents and restricted cash, beginning of period	222	154	180	297
Cash, cash equivalents and restricted cash, end of period	$187	$203	$187	$203

HILTON GRAND VACATIONS INC.

FREE CASH FLOWS RECONCILIATION

(in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Cash Flow provided by (used in) operations	$58	$(159)	$72	$(134)
Capital expenditures for property and equipment	(11)	(6)	(17)	(20)
Software capitalization costs	(7)	(5)	(11)	(9)
Free Cash Flow	40	(170)	44	(163)
Non-recourse debt activity, net	(24)	59	(64)	20
Adjusted Free Cash Flow	$16	$(111)	$(20)	$(143)

HILTON GRAND VACATIONS INC.

SEGMENT REVENUE RECONCILIATION

(in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenues:
Real estate sales and financing	$308	$435	$615	$676
Resort operations and club management	114	98	224	196
Segment revenues	422	533	839	872
Cost reimbursements	43	38	85	74
Intersegment eliminations	(11)	(8)	(20)	(16)
Total revenues	$454	$563	$904	$930

HILTON GRAND VACATIONS INC.

SEGMENT EBITDA AND ADJUSTED EBITDA TO NET INCOME

(in millions)

	Three Months Ended June 30,		Six Months Ended
	2019	2018	2019	2018
Net Income	$39	$107	$94	$137
Interest expense	11	8	21	15
Income tax expense	15	39	35	49
Depreciation and amortization	13	8	23	16
Interest expense, depreciation and amortization included in equity in earnings (losses) from unconsolidated affiliates	1	1	2	2
EBITDA	79	163	175	219
Other loss (gain), net	1	(1)	2	—
Share-based compensation expense	7	5	12	8
Other adjustment items(1)	3	8	3	10
Adjusted EBITDA	$90	$175	$192	$237

Adjusted EBITDA:
Real estate sales and financing(2)	$69	$163	$149	$207
Resort operations and club management(2)	66	58	131	117
Segment Adjusted EBITDA	135	221	280	324
Adjustments:
Adjusted EBITDA from unconsolidated affiliates	3	(1)	5	1
License fee expense	(26)	(25)	(49)	(48)
General and administrative(3)	(22)	(20)	(44)	(40)
Adjusted EBITDA	$90	$175	$192	$237
Adjusted EBITDA margin %	19.8%	31.1%	21.2%	25.5%
EBITDA margin %	17.4%	29.0%	19.4%	23.5%

(1)

Includes costs associated with the spin-off transaction and severance expense of $2 million and $5 million for the three months ended June 30, 2019 and 2018, respectively, and $2 million and $7 million for the six months ended June 30, 2019 and 2018, respectively.

(2)	Includes intersegment eliminations, share-based compensation attributable to the segment and other adjustments.
(3)	Excludes share-based compensation and other adjustment items.

HILTON GRAND VACATIONS INC.

REAL ESTATE SALES MARGIN DETAIL SCHEDULE

(in millions, except Tour Flow and VPG)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Contract sales	$363	$357	$685	$686
Tour flow	101,712	94,269	184,356	171,969
VPG	$3,393	$3,597	$3,520	$3,778
Owned contract sales mix	49.0%	45.9%	45.3%	47.1%
Fee-for-service contract sales mix	51.0%	54.1%	54.7%	52.9%
Sales of VOIs, net	$120	$250	$245	$328
Adjustments:
Fee-for-service sales(1)	185	193	375	363
Provision for financing receivables losses	24	18	38	30
Reportability and other:
Net deferral (recognition) of sales of VOIs under construction(2)	34	(91)	34	(25)
Fee-for-service sale upgrades, net	(10)	(11)	(24)	(19)
Other(3)	10	(2)	17	9
Contract sales	$363	$357	$685	$686
Sales of VOIs, net	$120	$250	$245	$328
Sales, marketing, brand and other fees	145	146	286	271
Less:
Marketing revenue and other fees	38	33	68	60
Sales revenue	227	363	463	539
Less:
Cost of VOI sales	32	61	68	80
Sales and marketing expense, net(4)	139	152	270	278
Real estate margin	$56	$150	$125	$181
Real estate margin percentage	24.7%	41.3%	27.0%	33.6%

(1)	Represents contract sales from fee-for-service properties on which the Company earns commissions and brand fees.
(2)	Represents the net impact of deferred revenues related to the Sales of VOIs under construction that are recognized when construction is complete.
(3)	Includes adjustments for revenue recognition, including amounts in rescission and sales incentives.
(4)	Includes revenue recognized through our marketing programs for existing owners and prospective first-time buyers and revenue associated with sales incentives and document compliance.

HILTON GRAND VACATIONS INC.

FINANCING MARGIN DETAIL SCHEDULE

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Interest income	$36	$34	$72	$68
Other financing revenue	7	5	12	9
Financing revenue	43	39	84	77
Consumer financing interest expense	7	6	14	10
Other financing expense	5	6	11	13
Financing expense	12	12	25	23
Financing margin	$31	$27	$59	$54
Financing margin percentage	72.1%	69.2%	70.2%	70.1%

HILTON GRAND VACATIONS INC.

RESORT AND CLUB MARGIN DETAIL SCHEDULE

(in millions, except for Members and Net Owner Growth)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Members			316,615	298,383
Net Owner Growth (NOG)(1)			18,232	20,015
Net Owner Growth % (NOG%)			6.1%	7.2%
Club management revenue	$26	$23	$52	$46
Resort management revenue	17	14	33	30
Resort and club management revenues	43	37	85	76
Club management expense	7	7	14	13
Resort management expense	5	4	9	9
Resort and club management expenses	12	11	23	22
Resort and club management margin	$31	$26	$62	$54
Resort and club management margin percentage	72.1%	70.3%	72.9%	71.1%

(1)	Net Owner Growth over the last twelve months.

HILTON GRAND VACATIONS INC.

RENTAL AND ANCILLARY MARGIN DETAIL SCHEDULE

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Rental revenues	$53	$46	$105	$91
Ancillary services revenues	7	7	14	13
Rental and ancillary services revenues	60	53	119	104
Rental expenses	30	25	59	48
Ancillary services expense	7	5	13	10
Rental and ancillary services expenses	37	30	72	58
Rental and ancillary services margin	$23	$23	$47	$46
Rental and ancillary services margin percentage	38.3%	43.4%	39.5%	44.2%

HILTON GRAND VACATIONS INC.

REAL ESTATE SALES AND FINANCING SEGMENT ADJUSTED EBITDA

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Sales of VOIs, net	$120	$250	$245	$328
Sales, marketing, brand and other fees	145	146	286	271
Financing	43	39	84	77
Real estate sales and financing segment revenues	308	435	615	676
Cost of VOI sales	(32)	(61)	(68)	(80)
Sales and marketing	(186)	(193)	(356)	(354)
Financing	(12)	(12)	(25)	(23)
Marketing package sales	(11)	(8)	(20)	(16)
Share-based compensation	1	1	2	2
Other adjustment items	1	1	1	2
Real estate sales and financing segment adjusted EBITDA	$69	$163	$149	$207
Real estate sales and financing segment adjusted EBITDA margin percentage	22.4%	37.5%	24.2%	30.6%

HILTON GRAND VACATIONS INC.

RESORT AND CLUB MANAGEMENT SEGMENT ADJUSTED EBITDA

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Resort and club management	$43	$37	$85	$76
Rental and ancillary services	60	53	119	104
Marketing package sales	11	8	20	16
Resort and club management segment revenue	114	98	224	196
Resort and club management	(12)	(11)	(23)	(22)
Rental and ancillary services	(37)	(30)	(72)	(58)
Share-based compensation	—	1	1	1
Other adjustment items	1	—	1	—
Resort and club segment adjusted EBITDA	$66	$58	$131	$117
Resort and club management segment adjusted EBITDA margin percentage	57.9%	59.2%	58.5%	59.7%

HILTON GRAND VACATIONS INC.

FORWARD-YEAR ADJUSTED EBITDA RECONCILIATION

(in millions, except share data)

	2019 Low Case	2019 High Case
Contract Sales	(0.3%)	0.0%
Fee-for-service as % of contract sales	48%	54%

Net Income	$182	$197
Income tax expense	68	74
Pre-tax income	250	271
Interest expense	45	42
Depreciation and amortization	50	47
Interest expense, depreciation and amortization included in equity in earnings (losses) from unconsolidated affiliates	4	5
EBITDA	349	365
Share-based compensation expense	24	26
Other adjustment items	6	8
Adjusted EBITDA	$379	$399

Diluted shares	89	89
Earnings per share - diluted	$2.04	$2.21

Cash flow from operating activities	$105	$145
Non-inventory capex	(65)	(55)
Free Cash Flow	40	90
Net proceeds from securitization activity	10	20
Adjusted Free Cash Flow	$50	$110

Net construction (deferrals) recognitions	$(36)	$(36)

HILTON GRAND VACATIONS INC.

FORWARD-YEAR NET CONSTRUCTION (DEFERRALS) RECOGNITIONS

(in millions)

	2019
	First Quarter	Second Quarter	Third Quarter Estimate	Fourth Quarter Estimate	Full Year Estimate
Net construction (deferrals) recognitions	$—	$(18)	$(10)	$(8)	$(36)